EXHIBIT 10.34

FIFTH AMENDMENT TO

THE MOODY’S CORPORATION RETIREMENT ACCOUNT

The Moody’s Corporation Retirement Account (amended and restated effective as of January 1, 2007) is hereby amended as follows, effective at the times specified below:

1. The reference in Section 8.2(g) to “section 1.401(a)(9)-6T of the Treasury regulations” is revised to read “1.401(a)(9)-6 of the Treasury regulations”, effective as of January 1, 2003.

2. The first three sentences of Section 15.1(d)(ii)(A) are replaced with the following, effective as of January 1, 2008:

a Member’s benefit that is payable in a form other than a straight life annuity and that is subject to Section 417(e)(3) of the Code shall be converted into the form of an annual retirement benefit which is provided in the form of a straight life annuity, as follows. If the annuity starting date is in a Plan Year beginning after 2005, the converted amount shall equal annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Member’s form of benefit, using whichever of the following produces the greatest annual amount: (x) the interest rate and the mortality table otherwise used under the Plan for adjusting benefits in the same form; (y) a 5.5% interest rate and the applicable mortality table; and (z) the applicable interest rate under Section 417(e)(3) of the Code and the applicable mortality table, divided by 1.05. If the annuity starting date is in a Plan Year beginning in 2004 or 2005, the converted amount shall equal the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Member’s form of benefit payable, using whichever of the following produces the greater annual amount: (xx) the interest rate and the mortality table or other tabular factor used under the Plan for adjusting benefits in the same form; and (yy) a 5.5% interest rate and the applicable mortality table. In determining the actuarially equivalent straight life annuity for a benefit form other than a nondecreasing annuity payable for a period of not less than the life of the Member (or, in the case of a qualified pre-retirement survivor annuity, the life of the surviving spouse), or decreases during the life of the Member merely because of (a) the death of the survivor annuitant (but only if the reduction is not below 50% of the annual benefit payable before the death of the survivor annuitant), or (b) the cessation or reduction of Social Security supplements of qualified disability payments (as defined in Section 401(a)(11) of the Code, the interest rate as set forth in Section 1.2 of the Plan will be substituted for “a 5.5% interest rate” in the preceding sentence.

3. The reference to “separation from service” in Section 17.3(g) is revised to read “severance from employment”, effective as of January 1, 2002.

MOODY’S 2012 10-K